Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Cosi, Inc.
1751 Lake Cook Road, Suite 600
Deerfield, IL

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 29, 2012, relating to the consolidated financial statements of Cosi, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP
Chicago, IL

May 30, 2012